Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 30, 2024	INVESTOR RELATIONS CONTACT: Jay Schaefer - (808) 838-6751 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2024 Second Quarter Financial Results

HONOLULU — July 30, 2024 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2024.

"This quarter we delivered on important investments in the future of our company, including flying the first two Boeing 787-9’s in our fleet, rolling out free, high-speed Starlink WiFi across our long-haul narrow body fleet, and adding three new routes to our North America network," said Hawaiian Airlines President and CEO Peter Ingram. "While delivering on those initiatives and prioritizing our return to industry-leading levels of operational performance, we continue to pursue regulatory clearance to complete our combination with Alaska Airlines. I’m grateful to our team for taking on such ambitious challenges and continuing to provide exemplary service to our guests."

Second Quarter 2024- Key Financial Metrics and Results
	GAAP	YoY Change	Adjusted (a)	YoY Change
Net Loss	($67.6M)	($55.3M)	($71.0M)	($46.9M)
Diluted EPS	($1.30)	($1.06)	($1.37)	($0.90)
Pre-tax Margin	(9.2)%	(7.2) pts.	(9.7)%	(5.5) pts.
EBITDA	($17.9M)	($44.0M)	($21.3M)	($32.1M)
Operating Cost per ASM	15.05¢	5.3%	11.50¢	3.8%
Operating Revenue per ASM	13.99¢	(0.8)%	N/A	N/A

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of June 30, 2024, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.3 billion
•Liquidity of $1.5 billion, including an undrawn revolving credit facility of $235 million
•Outstanding debt and finance lease obligations of $2.3 billion

On June 24, 2024, Hawaiian launched an offer to exchange any and all of its outstanding 5.75% Senior Secured Notes Due 2026 (Old Notes) for 11.00% Senior Secured Notes due 2029 (New Notes) and cash which closed on July 26, 2024. In exchange for $1,193.7 million of Old Notes, representing 99.5% of Old Notes outstanding, Hawaiian issued $984.8 million in New Notes and paid $204.7 million in cash to existing holders, leaving $6.3 million in Old Notes outstanding.

Revenue Environment

The Company's overall operating revenue for the second quarter of 2024 was up 3.5% from the second quarter of 2023 on 4.3% higher capacity which illustrated steady demand for travel to Hawaiʻi on the majority of its routes.

Other Revenue was up 6.4% compared to the second quarter of 2023 driven primarily by an increase in cargo revenue and activity from its freighter operations.

Merger Update

•The Company and Alaska previously entered into a timing agreement with the Department of Justice (“DOJ”) in which they agreed not to consummate the merger before 90 days following the date on which both parties have certified substantial compliance with the DOJ’s second request for additional information (the “Second Request”)
•On May 7, 2024, the Company and Alaska certified substantial compliance with the Second Request. The certification of substantial compliance triggered the start of the 90-day review period
•On July 29, 2024, the Company and Alaska agreed to extend the expiration of the review period expiration from August 5, 2024, to 12:01 a.m., Eastern time, on August 15, 2024
•The Company and Alaska continue to work cooperatively with the DOJ

Second Quarter 2024 Highlights

Operations

•Established partnership with Air France Industries KLM Engineering & Maintenance who will be the component support provider for the Company’s 787-9 aircraft

Routes and Network

•Commenced daily nonstop service between Salt Lake City (SLC) and Honolulu (HNL)
•Launched new non-stop service between Sacramento (SMF) and both Kona (KOA) and Lihu'e (LIH)
•Took delivery of its third A330-300 freighter from Amazon and commenced operations in June 2024

Guest Experience

•Installed Starlink inflight WiFi on the first of its 24 A330 aircraft, with full roll-out across the A330 fleet planned for the coming months following a successful deployment of Starlink on its entire A321neo aircraft fleet

Awards and Recognition

•Awarded Cabin Concept of the Year by Onboard Hospitality
•Received Best Premium Class Amenities (Extra Comfort Kit) award by Onboard Hospitality

•Named as one of U.S. News & World Report's Best Companies to Work For in Hotels, Restaurants and Leisure and In the West categories

Environmental, Social and Corporate Governance

•Published the 2024 Corporate Kuleana Report, highlighting Environmental, Social and Governance (ESG) initiatives to fly and grow more sustainably. The Company continues to work toward its goal of achieving net-zero carbon emissions by 2050 through investments in sustainable aviation fuel (SAF) and fleet modernization. In April, Hawaiian inaugurated service with its first fuel-efficient Boeing 787-9 aircraft and received the second of its 12 787-9s on order

Third Quarter 2024 Outlook

The table below summarizes the Company's expectations for the quarter ending September 30, 2024 expressed as an expected percentage change compared to the results for the quarter ended September 30, 2023. Figures include the expected impacts of the Company’s freighter operations, which are not yet expected to be material.

Item	GAAP Third Quarter 2024 Guidance	Non-GAAP Equivalent	Non-GAAP Third Quarter 2024 Guidance
Available Seat Miles (ASMs)	Up 5.5% to up 8.5%
Operating Revenue per ASM (RASM)	Down 4.5% to down 1.5%
Costs per ASM (CASM)	Down 3.0% to down 0.8%	CASM excluding fuel and non-recurring items (a)	Down 1.5% to up 1.5%
Gallons of Jet Fuel Consumed (b)	Up 3.0% to up 6.0%
Average fuel price per gallon, including taxes and delivery (c)	$2.69	Economic Fuel Price per Gallon (a)(b)(c)	$2.71

Full Year 2024 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2024 expressed as an expected percentage change compared to the results for the year ended December 31, 2023. Figures include the expected impacts of the Company’s freighter operations as more aircraft enter service.

Item	Prior GAAP Full Year 2024 Guidance	Updated GAAP Full Year 2024 Guidance	Non-GAAP Equivalent	Prior Non-GAAP Full Year 2024 Guidance	Updated Non-GAAP Full Year 2024 Guidance
ASMs	Up 4.5% to up 7.5%	Up 4.0% to 7.0%
CASM	Up 4.1% to up 6.3%	Up 0.4% to up 2.7%	CASM excluding fuel and non-recurring items (a)	Up 1.0% to up 4.0%	Up 0.5% to up 3.5%
Gallons of Jet Fuel Consumed (b)	Up 3.0% to up 6.0%	Up 2.5% to up 5.5%
Average fuel price per gallon, including taxes and delivery (c)	$2.80	$2.68	Economic Fuel Price per Gallon (a)(b)(c)	$2.83	$2.71
Capital Expenditures	$500M to $550M	$350M to $400M
(a) See Table 3 and Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Gallons of jet fuel consumed do not include fuel used in the freighter operation, as those expenses are pass-through expenses not born by the Company.
(c) Average fuel price per gallon and economic fuel price per gallon estimates are based on the July 12, 2024 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, July 30, 2024, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Now in its 95th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawaiʻi and 16 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.
Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. The carrier was named Hawaiʻi's best employer by Forbes in 2022 and has topped Travel + Leisure’s World’s Best list as the No. 1 U.S. airline for the past two years. Hawaiian has also led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the roll-out of Starlink WiFi across the A330 fleet in the coming months; statements related to the pending merger with Alaska Air Group; the Company’s outlook for the quarter ending September 30, 2024 and twelve-months ending December 31, 2024; statements regarding the Company's future performance; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$666,029	$644,992	3.3%	$1,249,477	$1,193,518	4.7%
Other	65,876	61,936	6.4%	127,995	126,013	1.6%
Total	731,905	706,928	3.5%	1,377,472	1,319,531	4.4%
Operating Expenses:
Wages and benefits	265,024	237,680	11.5%	526,959	479,613	9.9%
Aircraft fuel, including taxes and delivery	179,153	166,380	7.7%	367,931	364,005	1.1%
Maintenance, materials and repairs	69,897	53,657	30.3%	140,868	103,943	35.5%
Aircraft and passenger servicing	47,854	43,126	11.0%	93,278	85,658	8.9%
Depreciation and amortization	35,068	33,348	5.2%	68,035	66,015	3.1%
Aircraft rent	29,891	26,159	14.3%	59,597	54,330	9.7%
Commissions and other selling	29,068	28,391	2.4%	57,511	56,630	1.6%
Other rentals and landing fees	45,011	41,487	8.5%	88,138	80,207	9.9%
Purchased services	39,025	37,181	5.0%	77,500	72,254	7.3%
Special items	6,497	—	100.0%	14,979	—	100.0%
Other	40,804	49,099	(16.9)%	86,709	83,884	3.4%
Total	787,292	716,508	9.9%	1,581,505	1,446,539	9.3%
Operating Loss	(55,387)	(9,580)	478.2%	(204,033)	(127,008)	60.6%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(28,324)	(22,705)		(52,393)	(45,585)
Interest income	11,134	13,539		21,155	30,004
Capitalized interest	2,541	1,945		5,675	3,404
Losses on fuel derivatives	(1,863)	(3,658)		(2,445)	(8,724)
Other components of net periodic benefit cost	(927)	(1,707)		(1,854)	(3,201)
Losses on investments, net	(654)	(3,549)		(184)	(2,852)
Gains on foreign debt	6,470	12,174		14,989	14,434
Other, net	(584)	(920)		(1,354)	(764)
Total	(12,207)	(4,881)		(16,411)	(13,284)
Loss Before Income Taxes	(67,594)	(14,461)		(220,444)	(140,292)
Income tax expense (benefit)	—	(2,126)		(15,285)	(29,700)
Net Loss	$(67,594)	$(12,335)		$(205,159)	$(110,592)
Net Loss Per Share
Basic	$(1.30)	$(0.24)		$(3.95)	$(2.15)
Diluted	$(1.30)	$(0.24)		$(3.95)	$(2.15)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,932	51,587		51,885	51,547
Diluted	51,932	51,587		51,885	51,547

Hawaiian Holdings, Inc.
Consolidated Balance Sheet

	June 30, 2024 (unaudited)	December 31, 2023
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$510,463	$153,273
Restricted cash	17,250	17,250
Short-term investments	745,609	755,224
Accounts receivable, net	110,835	105,858
Income taxes receivable	2,719	669
Spare parts and supplies, net	70,627	60,115
Prepaid expenses and other	79,403	78,551
Total	1,536,906	1,170,940
Property and equipment, less accumulated depreciation and amortization of $1,192,373 and $1,150,529 as of June 30, 2024 and December 31, 2023, respectively	2,199,989	2,013,616
Other Assets:
Assets held-for-sale	1,072	1,135
Operating lease right-of-use assets	371,519	413,237
Long-term prepayments and other	119,771	121,097
Intangible assets, net	13,500	13,500
Total Assets	$4,242,757	$3,733,525
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$200,837	$199,223
Air traffic liability and current frequent flyer deferred revenue	793,010	633,345
Other accrued liabilities	172,735	175,591
Current maturities of long-term debt, less discount	131,824	43,857
Current maturities of finance lease obligations	8,883	10,053
Current maturities of operating leases	74,640	83,332
Total	1,381,929	1,145,401
Long-Term Debt	2,068,129	1,537,152
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	54,012	60,116
Noncurrent operating leases	267,103	303,119
Accumulated pension and other post-retirement benefit obligations	144,011	140,742
Other liabilities and deferred credits	83,705	77,154
Noncurrent frequent flyer deferred revenue	296,336	308,502
Deferred tax liability, net	53,024	65,914
Total	898,191	955,547
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 52,007,495 and 51,824,362 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	520	518
Capital in excess of par value	296,077	293,797
Accumulated loss	(324,897)	(119,738)
Accumulated other comprehensive loss, net	(77,192)	(79,152)
Total	(105,492)	95,425
Total Liabilities and Shareholders’ Equity	$4,242,757	$3,733,525

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended June 30,
	2024	2023
	(in thousands)
Net cash (used in) provided by Operating Activities	$(26,868)	$111,662
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(256,980)	(169,354)
Proceeds from the disposition of aircraft and aircraft related equipment	130	19,863
Purchases of investments	(232,113)	(202,037)
Proceeds from sales and maturities of investments	247,537	275,312
Net cash used in investing activities	(241,426)	(76,216)
Cash flows from Financing Activities:
Long-term borrowings	663,900	—
Repayments of long-term debt and finance lease obligations	(28,258)	(36,142)
Debt issuance costs and discounts	(9,928)	—
Payment for taxes withheld for stock compensation	(230)	(1,113)
Net cash provided by (used in) financing activities	625,484	(37,255)
Net increase (decrease) in cash and cash equivalents	357,190	(1,809)
Cash, cash equivalents, and restricted cash - Beginning of Period	170,523	246,620
Cash, cash equivalents, and restricted cash - End of Period	$527,713	$244,811

Table 2.
Hawaiian Holdings, Inc.
Selected Consolidated Statistical Data (unaudited)

	Three months ended June 30,				Six months ended June 30,
	2024	2023		% Change	2024	2023		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,785	2,801		(0.6)%	5,405	5,394		0.2%
Revenue passenger miles (RPM)	4,511,948	4,346,815		3.8%	8,584,421	8,190,876		4.8%
Available seat miles (ASM)	5,219,132	5,014,251		4.1%	10,268,730	9,928,870		3.4%
Passenger revenue per RPM (Yield)	14.76 ¢	14.84 ¢		(0.5)%	14.56 ¢	14.57 ¢		(0.1)%
Passenger load factor (RPM/ASM)	86.5%	86.7%	(0.2)	pts.	83.6%	82.5%	1.1	pts.
Passenger revenue per ASM (PRASM)	12.76 ¢	12.86 ¢		(0.8)%	12.17 ¢	12.02 ¢		1.2%
Total Operations:
Revenue passengers flown	2,788	2,802		(0.5)%	5,409	5,395		0.3%
Revenue passenger miles (RPM)	4,518,854	4,346,953		4.0%	8,592,013	8,192,931		4.9%
Available seat miles (ASM)	5,229,924	5,014,432		4.3%	10,280,765	9,931,949		3.5%
Operating revenue per ASM (RASM)	13.99 ¢	14.10 ¢		(0.8)%	13.40 ¢	13.29 ¢		0.8%
Operating cost per ASM (CASM)	15.05 ¢	14.29 ¢		5.3%	15.39 ¢	14.56 ¢		5.7%
CASM excluding aircraft fuel and non-recurring items (a)	11.50 ¢	11.08 ¢		3.8%	11.66 ¢	11.06 ¢		5.4%
Aircraft fuel expense per ASM (b)	3.43 ¢	3.32 ¢		3.3%	3.58 ¢	3.66 ¢		(2.2)%
Revenue block hours operated	53,594	52,647		1.8%	105,735	104,875		0.8%
Gallons of jet fuel consumed (c)	68,446	66,360		3.1%	136,096	131,214		3.7%
Average cost per gallon of jet fuel (actual) (b)	$2.62	$2.51		4.4%	$2.70	$2.77		(2.5)%

(a)    See Table 4 for a reconciliation of CASM excluding aircraft fuel and non-recurring items to its most directly comparable GAAP financial measure.
(b)    Includes applicable taxes and fees.
(c)    Excludes operations under the ATSA with Amazon.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$179,153	$166,380	7.7%	$367,931	$364,005	1.1%
Realized losses on settlement of fuel derivative contracts	1,954	2,795	(30.1)%	4,352	4,308	1.0%
Economic fuel expense	$181,107	$169,175	7.1%	$372,283	$368,313	1.1%
Fuel gallons consumed	68,446	66,360	3.1%	136,096	131,214	3.7%
Economic fuel price per gallon	$2.65	$2.55	3.9%	$2.74	$2.81	(2.5)%

	Estimated three months ending September 30, 2024			Estimated full year ending December 31, 2024
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$189,711	-	$195,236	$734,429	-	$755,925
Realized losses on settlement of fuel derivative contracts	1,637	-	1,637	7,400	-	7,400
Economic fuel expense	$191,348	-	$196,873	$741,829	-	$763,325
Fuel gallons consumed	70,524	-	72,579	274,041		282,061
Economic fuel price per gallon	$2.71	-	$2.71	$2.71	-	$2.71

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items). Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•CBA related expense. In February 2023, pilots represented by the Air Line Pilots Association (ALPA) ratified a new four-year CBA, which included, amongst other things, a signing bonus, pay scale increases across all fleet types, improved health benefits and cost sharing, and enhancements to the Company's postretirement and disability plans. In connection with the ratification, the Company recorded a signing bonus and vacation liability true-up of $17.7 million which were recorded in wages and benefits during the quarter ended March 31, 2023.

•Contract termination amortization. In December 2022, the Company entered into a Memorandum of Understanding (MOU) with one of its third-party service providers to early terminate its Amended and Restated Complete Fleet Services Agreement (Amended CFS) covering A330-200 aircraft. The Amended CFS was originally scheduled to run through December 2027, but was terminated in April 2023. During the three and six months ended June 30, 2023, the Company recognized approximately $6.0 million and $24.1 million, respectively in amortization within Maintenance, materials and repairs in the Consolidated Statements of Operations.

•Special items. During the three and six months ended June 30, 2024, the Company recorded $6.5 million and $15.0 million, respectively in Special items as a result of expenses related to its merger with Alaska, primarily consisting of legal, advisory, and other fees.

•Loss on sale of aircraft. During the three months ended June 30, 2023, the Company completed the sale of one ATR-42 aircraft and recognized a loss of approximately $0.4 million in other operating expense.

•Gain on sale of commercial real estate. In February 2023, the Company entered into an agreement for the sale of its commercial real estate and recognized a gain on sale of $10.2 million, which was recorded in Other operating expense in the Consolidated Statements of Operations.

•Interest income on federal tax refund. In March 2023, the Company received $4.7 million in interest income in connection with a $66.8 million federal tax refund received related to fiscal year 2018. The interest income received was recorded in Interest income in the Consolidated Statements of Operations.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized gain on foreign debt. Unrealized gain on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized (gain) loss on equity securities. Unrealized (gain) loss on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the Consolidated Statements of Operations.
The Company believes that adjusting for the impact of the changes in fair value of equity securities and fuel derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, and non-recurring expenses and income/gains (including CBA-related, contract termination amortization, special items, interest income on federal tax refund, gain or loss on sale of aircraft, and gain on sale of commercial real estate), helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(67,594)	$(1.30)	$(12,335)	$(0.24)	$(205,159)	$(3.95)	$(110,592)	$(2.15)
Adjusted for:
CBA related expense	—	—	—	—	—	—	17,727	0.34
Contract termination amortization	—	—	(5,972)	(0.12)	—	—	(24,085)	(0.47)
Special items	6,497	0.12	—	—	14,979	0.28	—	—
Loss on sale of aircraft	—	—	392	0.01	—	—	392	0.01
Gain on sale of commercial real estate	—	—	—	—	—	—	(10,179)	(0.20)
Interest income on federal tax refund	—	—	—	—	—	—	(4,672)	(0.09)
Changes in fair value of fuel derivative contracts	(91)	—	864	0.02	(1,907)	(0.04)	4,416	0.09
Unrealized gain on foreign debt	(6,452)	(0.12)	(12,106)	(0.23)	(15,007)	(0.29)	(14,595)	(0.28)
Unrealized (gain) loss on equity securities	(3,376)	(0.07)	1,486	0.03	(8,491)	(0.16)	542	0.01
Tax effect of adjustments	—	—	3,533	0.06	1,037	0.02	5,102	0.10
Adjusted net loss	$(71,016)	$(1.37)	$(24,138)	$(0.47)	$(214,548)	$(4.14)	$(135,944)	$(2.64)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

The Company reclassified prior period EBITDA and Adjusted EBITDA to conform to the current period presentation.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands)
Net Loss	$(67,594)	$(12,335)	$(205,159)	(110,592)
Income tax expense (benefit)	—	(2,126)	(15,285)	(29,700)
Depreciation and amortization	35,068	33,348	68,035	66,015
Interest expense and amortization of debt discounts and issuance costs	28,324	22,705	52,393	45,585
Interest income	(11,134)	(13,539)	(21,155)	(30,004)
Capitalized interest	(2,541)	(1,945)	(5,675)	(3,404)
EBITDA, as reported	(17,877)	26,108	(126,846)	(62,100)
Adjusted for:
CBA related expense	—	—	—	17,727
Contract termination amortization	—	(5,972)	—	(24,085)
Special items	6,497	—	14,979	—
Gain on sale of commercial real estate	—	—	—	(10,179)
Interest income on tax refund	—	—	—	(4,672)
Changes in fair value of fuel derivative instruments	(91)	864	(1,907)	4,416
Unrealized gain on foreign debt	(6,452)	(12,106)	(15,007)	(14,595)
Loss on sale of aircraft	—	392	—	392
Unrealized (gain) loss on equity securities	(3,376)	1,486	(8,491)	542
Adjusted EBITDA	$(21,299)	$10,772	$(137,272)	$(92,554)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
	(in thousands, except CASM data)
GAAP Operating Expenses	$787,292		$716,508		$1,581,505		$1,446,539
Adjusted for:
CBA related expense	—		—		—		(17,727)
Contract termination amortization	—		5,972		—		24,085
Special items	(6,497)		—		(14,979)		—
Gain (loss) on sale of aircraft	—		(392)		—		(392)
Gain on sale of commercial real estate	—		—		—		10,179
Operating Expenses excluding non-recurring items	$780,795		$722,088		$1,566,526		$1,462,684
Aircraft fuel, including taxes and delivery	(179,153)		(166,380)		(367,931)		(364,005)
Operating Expenses excluding fuel and non-recurring items	$601,642		$555,708		$1,198,595		$1,098,679
Available Seat Miles	5,229,924		5,014,432		10,280,765		9,931,949
CASM - GAAP	15.05	¢	14.29	¢	15.39	¢	14.56	¢
Aircraft fuel, including taxes and delivery	(3.43)		(3.32)		(3.58)		(3.66)
CBA related expense	—		—		—		(0.18)
Contract termination amortization	—		0.12		—		0.24
Special items	(0.12)		—		(0.15)		—
Gain (loss) on sale of aircraft	—		(0.01)		—		—
Gain on sale of commercial real estate	—		—		—		0.10
CASM excluding fuel and non-recurring items	11.50	¢	11.08	¢	11.66	¢	11.06	¢

	Estimated three months ending September 30, 2024					Estimated year ending December 31, 2024
	(in thousands, except CASM data)
GAAP operating expenses	$800,964		-	$842,664		$3,144,245		-	$3,307,790
Aircraft fuel, including taxes and delivery	(189,711)		-	(195,236)		(734,429)		-	(755,925)
Less: non-recurring items	(5,906)		-	(5,906)		(24,747)		-	(24,747)
Adjusted operating expenses	$605,347		-	$641,522		$2,385,069		-	$2,527,118
Available seat miles	5,453,171		-	5,608,237		21,012,676		-	21,618,811
CASM - GAAP	14.69	¢	-	15.03	¢	14.96	¢	-	15.30	¢
Aircraft fuel, including taxes and delivery	(3.48)		-	(3.48)		(3.50)		-	(3.50)
Non-recurring items	(0.11)		-	(0.11)		(0.12)		-	(0.11)
CASM excluding fuel and non-recurring items	11.10	¢	-	11.44	¢	11.35	¢	-	11.69	¢

Pre-tax margin

The Company excludes changes in fair value of equity securities and fuel derivative contracts, fluctuations and exchange rates on debt instruments denominated in foreign currency, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Pre-Tax Margin, as reported	(9.2)%	(2.0)%	(16.0)%	(10.6)%
CBA ratification bonus	—	—	—	1.3
Contract termination amortization	—	(0.8)	—	(1.8)
Special items	0.9	—	1.1	—
Gain on sale of commercial real estate	—	—	—	(0.8)
Interest income on federal tax refund	—	—	—	(0.4)
Changes in fair value of fuel derivative contracts	—	0.1	(0.1)	0.3
Unrealized gain on foreign debt	(0.9)	(1.7)	(1.1)	(1.1)
Loss (gain) on sale of aircraft	—	0.1	—	—
Unrealized (gain) loss on equity securities	(0.5)	0.1	(0.7)	—
Adjusted Pre-Tax Margin	(9.7)%	(4.2)%	(16.8)%	(12.9)%